UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2018

ENERTECK CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 000-31981

Delaware	47-0929885
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

10701 Corporate Drive, Suite 150 Stafford, Texas	77477
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 240-1787

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2018, EnerTeck Corporation (the “Company”) entered into a 2017 Consolidated Conversion and Subscription Agreement (the “2017 Conversion Agreement”) with Thomas Donino (a director of the Company) and Loren Donino (the wife of Thomas Donino) (together, “Donino”).

The 2017 Conversion Agreement acknowledged that (i) on July 10, 2010, Donino advanced to the Company $100,000 bearing interest at 8.0% per annum (the “2010 Advance”); (ii) on December 31, 2012, Donino advanced to the Company $50,000 bearing interest at 8.0% per annum (the “2012 Advance”); (iii) accrued and unpaid interest on the 2010 Advance and 2012 Advance totaled $107,846 as of January 31, 2018 (the “Accrued Interest”); (iv) between July 29 and December 2, 2015, Donino contributed to the Company an aggregate of $200,000, bearing no interest expected to be applied to stock subscriptions to be issued at a future date (the “2015 Contributions”); (v) between February 9 and November 30, 2016, Donino contributed to the Company an aggregate of $430,000 bearing no interest expected to be applied to stock subscriptions to be issued at a future date (the “2016 Contributions”); and (vi) between January 5 and October 24, 2017, Donino contributed to the Company an aggregate of $264,250 bearing no interest expected to be applied to stock subscriptions to be issued at a future date (the “2017 Contributions”);

Pursuant to the 2017 Conversion Agreement, Donino indicated the desire to acquire equity securities of the Company on substantially the same terms offered to investors and potential investors of the Company at or about the dates such advances and contributions were provided to the Company. As a result, and in accordance with the 2017 Conversion Agreement, (i) Donino agreed to convert the entire 2010 Advance into 250,000 shares of the Company’s Common Stock at a conversion price of $0.40 per share; (ii) Donino agreed to convert the entire 2012 Advance into 166,667 shares of Common Stock at a conversion price of $0.30 per share; (iii) the Company agreed to issue and Donino agreed to accept 539,230 shares of Common Stock at $0.20 per share in full payment of the Accrued Interest; (iv) the Company agreed to issue and Donino agreed to accept 800,000 shares of Common Stock at $0.25 per share in full consideration for the 2015 Contributions; (v) the Company agreed to issue and Donino agreed to accept 2,150,000 shares of Common Stock at $0.20 per share in full consideration for the 2016 Contributions; and (vi) the Company agreed to issue and Donino agreed to accept 1,321,250 shares of Common Stock at $0.20 per share in full consideration for the 2017 Contributions. Donino agreed that the execution of the 2017 Conversion Agreement and delivery of the aforesaid securities fully satisfies and discharges any and all obligations of the Company with respect to the 2010 Advance, 2012 Advance, Accrued Interest, 2015 Contributions, 2016 Contributions and 2017 Contributions.

The foregoing description of the 2017 Conversion Agreement is qualified in its entirety by the full text of such document which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 of this report for information on the 2017 Conversion Agreement dated January 31, 2018 whereby Thomas Donino and Loren Donino (his wife) acquired equity securities of the Company in full satisfaction and discharge of any and all obligations of the Company with respect to various advances and contributions made by Donino as reflected therein. As a result thereof, the Company has issued to Thomas and Loren Donino, as joint tenants, an aggregate of 5,227,147 shares of Common Stock. The securities were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of January 30, 2018, Thomas Donino was appointed Chairman of the Board of the Company. Mr. Donino has been a director of the Company since December 2005. Other than as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Donino and any other person pursuant to which Mr. Donino was selected as an officer, and there have not been any past transactions, nor are there any currently proposed transactions, between the Company or any of its subsidiaries, on the one hand, and Mr. Donino, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K which have not been previously reported.

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Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	2017 Consolidated Conversion and Subscription Agreement dated as of January 31, 2018 by and between EnerTeck Corporation and Thomas and Loren Donino.

_____

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERTECK CORPORATION

Date: January 31, 2018	By:	/s/ Gary B. Aman
Gary B. Aman
President and Acting Chief Executive Officer

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